Exhibit 99.1

                  Network Engines Announces Financial
            Results for the Second Quarter of Fiscal 2006

   CANTON, Mass.--(BUSINESS WIRE)--April 27, 2006--Network Engines, Inc. (NASDAQ: NENG), a leading provider of storage and security server appliance products and services, today reported financial results for its fiscal second quarter ended March 31, 2006.

   Second Quarter Financial Performance

   -- Net revenues of $28.0 million compared to $27.3 million in the fiscal first quarter of 2006, greater than guidance of $24 million to $27 million.

   -- Gross profit of 15.4 percent of net revenues compared to 17.1 percent in the fiscal first quarter, within guidance of 14 to 16 percent.

   -- Operating expenses of $7.2 million, including $742,000 of stock-based compensation expense, below guidance of $7.8 to $8.2 million. Operating expenses compared to $6.6 million, which included $544,000 of stock-based compensation in fiscal first quarter of 2006.

   -- Net loss on a GAAP basis was $(2.5) million, or $(0.06) per share, which included $788,000 of stock-based compensation charges, better than the guided range of $(3.4) million to $(3.8) million on a GAAP basis. Net loss on a GAAP basis compared to $(1.6) million, or $(0.04) per share, in the first fiscal quarter of 2006.

   -- Non-GAAP net loss, which excludes the stock-based compensation expenses, was $(1.7) million, exceeding guidance of $(2.7) million to $(3.1) million on a non-GAAP basis. Non-GAAP net loss compared to $(1.0) million, or $(0.02) per share, in the first fiscal quarter of 2006.

   --  Cash, cash equivalents and short-term investments totaled
        $33.7 million at the close of the quarter, compared to $36.6 million at the end of December and within the guidance of $32 million and $34 million.

   "During the second fiscal quarter, we achieved growth in our business, primarily attributable to better than expected performance in our OEM operations, while also making progress with our NS Series business segment," said Greg Shortell, President and Chief Executive Officer of Network Engines. "As a result, we met or exceeded the financial guidance we provided for the quarter."
   "During my first quarter as CEO, we have made progress in identifying several operational initiatives that we expect will contribute to the future growth of our business," continued Shortell. "These initiatives include identifying additional application partners for our NS Series security appliances and leveraging their sales, channel and marketing organizations to grow our NS Series revenue; improving the ease of integrating third-party applications; utilizing common server appliance platforms across our OEM and NS Series businesses; and leveraging our NS Series sales team to identify and obtain additional OEM customers. We are faced with a unique opportunity to be the 'appliance partner of choice' for independent software vendors, however, we have work to do to ensure that our initiatives translate into higher revenue growth, improved profitability and ultimately increased shareholder value."

   OEM Appliance Operations

   OEM Appliance operations exceeded revenue expectations during the quarter primarily due to less than expected seasonality related to OEM partners in the storage industry and greater than expected revenue from OEM partners in the security industry. Sales of OEM appliances to EMC Corporation represented 79 percent of total net revenues in the second fiscal quarter compared to 83 percent in the first fiscal quarter of 2006. Revenues from non-EMC customers increased to $5.5 million for the fiscal second quarter, from $4.3 million in the prior quarter, marking the first time revenue from such customers has exceeded $5 million in a fiscal quarter.

   Distribution Operations

   Network Engines' Distribution operation is comprised of the Company's NS Series family of security appliances powered by Microsoft's Internet Security and Acceleration (ISA) Server 2004.

   Recent key accomplishments in its distribution business include:

   -- Introduction of the NS6250i, a complete, compact, low end product that is suited for a web security solution for the SMB marketplace

   -- Recently announced distribution agreement with Unipalm, the UK and Ireland's foremost specialist distributor of Internet technology solutions

   -- The signing of SecureData, a distributor specializing in network security and end-point solutions, to market the NS Series across southern Africa and the Indian Ocean region

   -- Appointment of Fusion Distribution, a key distributor of IT security products, to offer the Company's family of NS Series Appliances in the Middle East

   "During the quarter, we made significant progress strengthening our sales capabilities through the addition of new channel partners such as Unipalm, SecureData and Fusion, and by progressing relationships with existing channels such as Ingram Micro, which contributed to sales during the quarter." continued Shortell. "Importantly, we have expanded our relationship with partners, including Microsoft and Websense, with whom we are now actively collaborating through pro-active global marketing programs. We are also working directly with our partners' sales forces to enable them to market their applications on our appliance platforms. Moving forward, we will continue to focus on and leverage these critical areas that directly support the marketing of our NS Series platform."

   Business Outlook

   Network Engines currently anticipates the following results for its fiscal third quarter ending June 30, 2006, based on current forecasts from certain partners and historical and seasonal trends.

   --  Net revenues in the range of $28 million to $31 million

   -- Gross profit in the range of 14 percent to 16 percent of net revenues

   -- Operating expenses between $7.3 million and $7.6 million, including an estimated $800,000 of stock-based compensation expense related to SFAS No. 123(R)

   -- Net loss on a GAAP basis between $(2.2) million to $(2.6) million, including approximately $800,000 of stock-based compensation expense

   -- Net loss on a non-GAAP basis, which excludes the estimated stock-based compensation, between $(1.4) million and $(1.8) million

   -- Cash, cash equivalents and short-term investments of between $29 million and $31 million

   "It is important to note that our current and projected net losses are primarily attributable to our continued investment in our NS Series security appliance opportunity," stated Doug Bryant, Vice President of Finance and Administration and Chief Financial Officer. "We continue to assess initiatives whereby we can increase the revenue growth rate and gain improved leverage from our investments in sales, marketing and product development with a goal of accelerating our path to profitability."

   Important Information About Non-GAAP References

   References by Network Engines, Inc. (the "Company") to non-GAAP net loss and non-GAAP net loss per share refer to net loss or net loss per share excluding stock-based compensation cost and restructuring charges. GAAP requires that these costs and charges be included in costs and expenses and accordingly used to determine net loss and net loss per share. The Company's management uses non-GAAP operating expenses, and associated non-GAAP net loss (which is the basis for non-GAAP net loss per share) to make operational and investment decisions, and the Company believes that they are among several useful measures for an enhanced understanding of our operating results for a number of reasons.
   First, excluding the stock-based compensation cost from GAAP loss from operations enables management and investors to perform a meaningful comparison of the Company's operating results to prior periods. In these prior periods, the Company's GAAP financial results were not required to include expense associated with stock-based compensation, and now these expenses will be distributed among functional expense line items in the GAAP presentation. Second, although the Company undertakes analyses to ensure that its stock-based compensation grants are in line with peer companies and do not unduly dilute shareholders, the Company allocates grants and measures them at the corporate level. Management excludes their financial statement effect when planning or measuring the periodic financial performance of the Company's functional organizations since they are episodic in nature and unrelated to our core operating metrics. In addition, the Company's management excludes the financial statement effect of these items in creating operating budgets for the Company's functional business units and in evaluating and compensating employees due to the fact that it is difficult to forecast these expenses. Lastly, we believe that providing non-GAAP net loss per share affords investors a view of results that may be more easily compared to peer companies and enables investors to consider the Company's results on both a GAAP and non-GAAP basis in periods when the Company is undertaking non-recurring activities.
   The Company believes these non-GAAP measures will aid investors' overall understanding of the Company's results by providing a higher degree of transparency for certain expenses, and providing a level of disclosure that will help investors understand how the Company plans and measures its own business. However, non-GAAP net loss should be construed neither as an alternative to GAAP net loss or net loss per share as an indicator of our operating performance nor as a substitute for cash flow from operations as a measure of liquidity because the items excluded from the non-GAAP measures often have a material impact on the Company's results of operations. Therefore, management uses, and investors should use, non-GAAP measures only in conjunction with our reported GAAP results.

   Conference Call Details

   In conjunction with this announcement, Network Engines will host a conference call today, April 27 at 10:00 a.m. (EDT) to discuss the fiscal 2006 second quarter ended March 31, 2006. The conference call will be available live at the Company's website at www.networkengines.com and will be archived on the site. To listen to the conference call via phone, please dial (913) 312-1292 or (877) 704-5378 and reference "Network Engines." For those who cannot access the live broadcast, a replay will be available by dialing (719) 457-0820 or (888) 203-1112 and entering "1053456" from two hours after the end of the call until 11:59 p.m. (EDT) on May 4, 2006. The replay will also be available at the Network Engines web site.

   Network Engines - THE Appliance Company

   Network Engines appliances are designed to ease the deployment, enhance manageability, and increase security of mission critical software applications.
   Our heritage of providing technology products and services tailored to supporting the entire lifecycle of our customers' appliances has made us the appliance partner of choice for software market leaders.
   Founded in 1997, Network Engines is headquartered in Canton, Massachusetts and trades on the NASDAQ exchange under the symbol "NENG." For more information about the Company's products and services visit: www.networkengines.com.

   Safe Harbor for Forward-Looking Statements

   Statements in this press release regarding the Company's future financial performance, including statements regarding future net revenues, gross profits, operating expenses including stock-based compensation expenses, net income (loss), non-GAAP net income (loss), and cash, cash equivalents and short-term investments position and any other statements about Network Engines' management's future expectations, beliefs, goals, plans or prospects, constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. The Company's actual results could differ materially from those stated or implied in forward-looking statements due to a number of factors, including those factors contained in the Company's most recent Annual Report on Form 10-K for the year ended September 30, 2005 and the most recent Form 10-Q for the quarter ended December 31, 2005 under the section "Risk Factors" as well as other documents that may be filed by the Company from time to time with the Securities and Exchange Commission. Forward-looking statements include statements regarding the Company's expectations, beliefs, intentions or strategies regarding the future and can be identified by forward-looking words such as "anticipate," "believe," "could," "estimate," "expect," "intend," "may," "should," "will," and "would" or similar words. The Company assumes no obligations to update the information included in this press release.
   Network Engines and the Network Engines logo are trademarks of Network Engines, Inc. All other trademarks are the property of their respective holders.



                         Network Engines, Inc.
            Condensed Consolidated Statements of Operations
                 (in thousands, except per share data)
                              (unaudited)


                       Three Months Ended           Six Months Ended
                -------------------------------- ---------------------
                 March 31,  Dec. 31,   March 31,  March 31,  March 31,
                   2006       2005       2005       2006       2005
                ---------- ---------- ---------- ---------- ----------


Net revenues    $  28,036  $  27,269  $  23,673  $  55,305  $  50,632
Cost of
 revenues(1)       23,705     22,608     18,552     46,313     40,468
                ---------- ---------- ---------- ---------- ----------

 Gross profit       4,331      4,661      5,121      8,992     10,164

Operating
 expenses:
 Research and
  development(1)    2,182      2,020      1,989      4,202      3,968
 Selling and
  marketing(1)      2,812      2,778      2,352      5,590      4,777
 General and
  administrative(1) 2,187      1,807      2,130      3,994      4,114
 Restructuring
  charge                -          -          -          -        366
                ---------- ---------- ---------- ---------- ----------

  Total operating
   expenses         7,181      6,605      6,471     13,786     13,225

Loss from
 operations        (2,850)    (1,944)    (1,350)    (4,794)    (3,061)
Interest and
 other income,
 net                  390        320        238        710        400
                ---------- ---------- ---------- ---------- ----------

Net loss        $  (2,460) $  (1,624) $  (1,112) $  (4,084) $  (2,661)
                ========== ========== ========== ========== ==========

Net loss per
 share - basic
 and diluted    $   (0.06) $   (0.04) $   (0.03) $   (0.11) $   (0.07)
                ========== ========== ========== ========== ==========

Shares used in
 computing basic
 and diluted net
 loss per share    37,987     37,867     37,306     37,926     37,246


(1) Effective October 1, 2005 the Company adopted Statement of Financial Accounting Standard No. 123 (Revised), "Share-Based Payment." (SFAS 123(R)). Accordingly, for the three and six months ended March 31, 2006, stock-based compensation was accounted under SFAS 123(R) while, for the three and six months ended March 31, 2005, stock-based compensation was accounted for under APB No. 25 "Accounting for Stock Issued to Employees." The amounts in the tables above include stock-based compensation as follows (in thousands):

                       Three Months Ended          Six Months Ended
                -------------------------------- ---------------------
                 March 31,  Dec. 31,   March 31,  March 31,  March 31,
                   2006       2005       2005       2006       2005
                ---------- ---------- ---------- ---------- ----------

  Cost of
   revenues     $      46  $      40  $       -  $      86  $       -
  Research and
   development        284        254          -        538          -
  Selling and
   marketing          243        166          -        409          -
  General and
   administrative     215        124          -        339          -
                ---------- ---------- ---------- ---------- ----------

                $     788  $     584  $       -  $   1,372  $       -
                ========== ========== ========== ========== ==========


                         Network Engines, Inc.
            Non-GAAP Financial Measures and Reconciliations
                 (in thousands, except per share data)
                              (unaudited)


                       Three Months Ended          Six Months Ended
                -------------------------------- ---------------------
                 March 31,  Dec. 31,   March 31,  March 31,  March 31,
                   2006       2005       2005       2006       2005
                ---------- ---------- ---------- ---------- ----------

GAAP net loss   $  (2,460) $  (1,624) $  (1,112) $  (4,084) $  (2,661)
 Stock-based
  compensation        788        584          -      1,372          -
 Restructuring
  charge                -          -          -          -        366
                ---------- ---------- ---------- ---------- ----------

Non-GAAP net
 loss           $  (1,672) $  (1,040) $  (1,112) $  (2,712) $  (2,295)
                ========== ========== ========== ========== ==========

GAAP basic and
 diluted net
 loss per share $   (0.06) $   (0.04) $   (0.03) $   (0.11) $   (0.07)
 Stock-based
  compensation       0.02       0.02          -       0.04          -
 Restructuring
  charge                -          -          -          -       0.01
                ---------- ---------- ---------- ---------- ----------

Non-GAAP basic
 and diluted
 net loss per
 share          $   (0.04) $   (0.02) $   (0.03) $   (0.07) $   (0.06)
                ========== ========== ========== ========== ==========

Shares used in
 computing GAAP
 and non-GAAP
 basic and diluted
 net loss per
 share             37,987     37,867     37,306     37,926     37,246



                         Network Engines, Inc.
                 Condensed Consolidated Balance Sheets
                            (in thousands)


                                              March 31,  September 30,
                                                 2006         2005
                                             ------------ ------------
                                              (unaudited)
ASSETS

Current assets:

  Cash and cash equivalents                  $     9,416  $     9,468
  Short-term investments                          24,286       27,894
  Restricted cash                                     47           47
  Accounts receivable, net                        14,421       10,442
  Inventories                                     10,026        9,227
  Other current assets                               848          905
                                             ------------ ------------

     Total current assets                         59,044       57,983

Property and equipment, net                        1,512        1,699
Other assets                                          43          122

                                             ------------ ------------

        Total assets                         $    60,599  $    59,804
                                             ============ ============

LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:

   Accounts payable                          $     8,367  $     5,645
   Accrued liabilities                             3,377        2,945
   Capital lease payable                              17           18
   Deferred revenue                                  858          891
                                             ------------ ------------

     Total current liabilities                    12,619        9,499

Capital lease payable                                 71           79
Deferred revenue                                     403          365

Stockholders' equity:
  Common stock                                       406          403
  Treasury stock                                  (2,838)      (2,838)
  Additional paid-in capital                     180,172      178,446
  Accumulated deficit                           (130,234)    (126,150)
                                             ------------ ------------

     Total stockholders' equity                   47,506       49,861

                                             ------------ ------------

        Total liabilities and
         stockholders' equity                $    60,599  $    59,804
                                             ============ ============





    CONTACT: Financial Dynamics
             Bob Joyce or Peter Schmidt, 212-850-5600